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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of Earliest Event Reported): November 7, 1997



                          AMERICAN BANKNOTE CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

     1-3410                                               13-0460520
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(Commission File Number)                    (I.R.S. Employer Identification No.)

200 PARK AVENUE, NEW YORK, N.Y.                             10166-4999
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(Address of Principal Executive Offices)                     (Zip Code)

                                 (212) 557-9100
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)
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
Item 5.   Other Events

     The information set forth in the press release issued by American Banknote Corporation, attached hereto as Exhibit 99.1, is incorporated herein by reference.


Item 7.   Financial Statements, Pro Forma Financial Statements and Exhibits

     (c)  Exhibits
          99.1 Press release of American Banknote Corporation dated November 7, 1997.




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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AMERICAN BANKNOTE CORPORATION



                                            By: /s/ Harvey J. Kesner
                                                -----------------------------
                                                Harvey J. Kesner,
                                                Executive Vice President and
                                                General Counsel

Date: November 7, 1997

                                  EXHIBIT INDEX


Item No.

99.1 Press release of American Banknote Corporation dated November 7, 1997.











































                                        3

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
                                                                    EXHIBIT 99.1
                    American Banknote Corporation
                           200 Park Avenue
                    New York, New York  10166-4999


Contact:  Jean Marie Young
          Director   Investor Relations
          (212) 557-9100


                AMERICAN BANKNOTE CORPORATION REPORTS
                         THIRD QUARTER RESULTS

NEW YORK, November 7, 1997   American Banknote Corporation (NYSE:ABN) today
reported earnings of $2.4 million, or $0.11 per share, on sales of $88.2 million for the quarter ended September 30, 1997, as compared to earnings of $2.2 million, or $0.11 per share, on sales of $86.9 million for the same period in 1996.

Earnings for the first nine months of 1997 were $4.7 million, or $0.22 per share, on sales of $248.4 million, as compared to earnings of $2.8 million, or $0.14 per share, on sales of $217.6 million for the same period in 1996. Compared to the prior year, earnings per share increased 57% while sales were up 14% for the first nine months.

After allowing for exchange rate differentials in Australia and Brazil, operating income in the third quarter was $11.4 million compared to $12.5 million for the same period in 1996. For the first nine months of 1997, operating income was $29.5 million versus $26.7 million for the comparable 1996 period, an increase of 10.5%.

Morris Weissman, Chairman and Chief Executive Officer, said, "We are delighted with the new business won during the quarter, including the $14 million Indian currency contract and the passport orders for Australia, Venezuela, and Lebanon. Earnings and operating income would have been higher but for exchange rate weakness in Australia and the Brazilian government's managed devaluation of the Real against the U.S. dollar. Additionally, cost of goods sold was impacted by higher fixed costs that have yet to be absorbed in connection with the ramp up of the new plant in Sao Paulo."

On August 25, American Banknote completed the acquisition of its first subsidiary in Europe, extending its global reach with operations now in the United States, Brazil, Australia, New Zealand and France. The French Company, Sati Group, will add to American Banknote's Printing Services & Document Management group. Sati Group's check personalization, electronic printing and document management business generated sales of over $20 million dollars in 1996. Mr. Weissman stated, "We've expanded our global presence to Europe where we see exciting growth opportunities with the emergence of the European Union. The acquisition further diversifies both our reach and revenue stream geographically."
                                (more)

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                                                                    2




American Banknote has elected to postpone the previously announced refinancing of outstanding debt due to continued turbulence in the international markets. The Company is currently evaluating alternative financing proposed by its underwriters. Mr. Weissman commented, "We have always considered the refinancing to be an opportunistic transaction. We will continue to review financings that can enhance shareholder value."

American Banknote Corporation is a leading global full-service provider of secure transaction solutions in carefully selected markets along three major product groups: Transaction Cards & Systems, Printing Services & Document Management, and Security Printing Solutions. A combined strategy of operating along product lines and constant expansion of transaction activities worldwide reflects the rapidly changing field of electronic commerce. Additionally, American Banknote, via its Holographics subsidiary, is the world leader in security for financial transaction cards, including VISA, MasterCard, Discover, Diners Club International, and Europay.

This release contains forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which the Company has no control. These risk factors and additional information are included in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q on file with the Securities and Exchange Commission.








                              (table follows)
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            AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
              (Amounts in thousands, except share data)



                                   Nine Months Ended      Three Months Ended
                                      September 30           September 30
                                    1997        1996        1997        1996


Sales . . . . . . . . . . . . .   $248,416    $217,560    $ 88,152   $86,879

Costs and expenses:
  Cost of goods sold. . . . . .    166,263     142,793      58,435    54,223
  Selling and administrative  .     34,881      33,327      11,962    14,099
  Depreciation and amortization     17,799      14,731       6,346     6,034
                                   218,943     190,851      76,743    74,356

                                    29,473      26,709      11,409    12,523

Other (expense) income:
  Interest expense. . . . . . .    (24,353)    (20,124)     (8,451)   (7,483)
  Foreign translation losses, net     (122)       (201)        (15)      (65)
  Other, net. . . . . . . . . . .    2,519         711         860       331
                                   (21,956)    (19,614)     (7,606)   (7,217)

  Income before taxes on income
  and minority interest . . . . .    7,517       7,095       3,803     5,306

Taxes on income     . . .     . .      371         877         807     1,378

  Income before minority interest . .7,146       6,218       2,996     3,928

Minority interest . . . . . . . .    2,458       3,427         564     1,700

  Net Income . . .  . . . . . . . $  4,688     $ 2,791    $  2,432   $ 2,228

Weighted average number of common
  and common equivalent shares
  outstanding . . . . . . . . . .   21,430      20,300      21,720    20,420

  Net income per share. . . . . . $    .22     $   .14    $    .11   $   .11